Exhibit 10.1

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) is entered into as of June 11, 2019 (the “Forbearance Agreement Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314, as collateral agent (in its individual capacity, “Oxford”; and in its capacity as collateral agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and AirXpanders, Inc., a Delaware corporation with offices located at 1047 Elwell Court, Palo Alto, CA 94303 (“Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders party to the Loan Agreement from time to time have entered into that certain Loan and Security Agreement, dated as of August 4, 2017 (as amended, supplemented or otherwise modified from time to time, including, but without limitation, by that certain Waiver and First Amendment to Loan and Security Agreement dated as of November 9, 2017, that certain Waiver and Second Amendment to Loan and Security Agreement dated as of April 26, 2018, that certain Third Amendment to Loan and Security Agreement dated as of June 5, 2018, that certain Waiver and Fourth Amendment to Loan and Security Agreement dated as of July 30, 2018, and that certain Fifth Amendment to Loan and Security Agreement dated as of February 22, 2019 the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and

WHEREAS, Borrower acknowledges that Borrower is currently in default of the Loan Agreement as set forth herein and such failure to comply constitutes Events of Default; and

WHEREAS, Borrower has requested that Collateral Agent and the Lenders forbear from exercising their rights and remedies against Borrower in connection with the Events of Default that have occurred and are continuing under Section 8.2(a) of the Loan Agreement resulting from Borrower’s failure to comply with the minimum liquidity and minimum revenue financial covenants set forth in Section 6.10 of the Loan Agreement for the period ending March 31, 2019 (collectively, the “Existing Events of Default”) during the Forbearance Period (as defined in Section 2 below). Although neither Collateral Agent nor the Lenders are under any obligation to do so, Collateral Agent and the Lenders are willing to forbear from exercising their rights and remedies against Borrower through the Forbearance Period on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders and Collateral Agent hereby agree as follows:

1.	Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement.

2.

Subject to all the terms and conditions set forth herein, Collateral Agent and the Lenders shall forbear from filing any legal action or instituting or enforcing any rights and remedies they may have against Borrower in connection with the Existing Events of Default from the Forbearance Agreement Date until the date which is the earliest to occur of (a) June 30, 2019 (unless (i) Borrower receives one or more merger and acquisition offerings or refinance indications of interest satisfactory to Collateral Agent (“M&A Offerings or Refinance Indications”) prior to June 30, 2019 and then such date shall be extended to July 8, 2019, and (ii) if Borrower executes a term sheet for one or more M&A Offerings or Refinance Indications prior to July 8, 2019, then such date shall be further extended to July 31, 2019), (b) the failure after the date hereof of Borrower to comply with any of the terms or undertakings of this Agreement, (c) the occurrence after the date hereof of any Events of Default (other than the Existing Events of Default), and (d) the date that Borrower joins in, assists, cooperates, or participates as an adverse party or adverse witness in any suit or other proceeding against Collateral Agent or any Lender relating to the Obligations in connection with or related to any of the transactions contemplated by any of the Loan Documents (the earliest such date, the “Forbearance Termination Date”). Except as expressly provided herein, this Agreement does not constitute a waiver or release by Collateral Agent or any Lender of any Obligations or of any Existing Events of Default or Events of Default which may arise in the future after the date of execution of this Agreement. If Borrower does not comply with the terms of this Agreement, Collateral Agent and the Lenders shall have no further obligations under this Agreement and shall be permitted to exercise at such time any rights and remedies against Borrower as they deem appropriate in their sole and absolute discretion. Borrower understands that Collateral Agent and the Lenders have made no commitment and are under no obligation whatsoever to grant any additional extensions of time at the end of the Forbearance Period. The time period between the Forbearance Agreement Date and the Forbearance Termination Date is referred to herein as the “Forbearance Period.”

Except as otherwise expressly set forth herein, Borrower shall continue to pay to Collateral Agent and the Lenders all amounts under the Loan Agreement as they become due and payable, in accordance with the terms and conditions of the Loan Agreement.

Borrower hereby acknowledges and agrees that the Existing Events of Defaults have occurred and are outstanding on the date hereof and that pursuant to Section 2.3(b) of the Loan Agreement, the applicable Default Rate began accruing immediately upon the initial occurrence of the earliest to occur of the Existing Events of Default.

3.	Limitation of Forbearance.

a.

The forbearance set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (ii) otherwise prejudice any right or remedy which the Lenders, or obligation which Borrower, may now have or may have in the future under or in connection with any Loan Document.

b.

This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.	Release by Borrower.

a.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Agreement solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

b.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

c.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in respect of the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

d.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Agreement, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

e.	Borrower hereby represents and warrants to Collateral Agent and the Lenders, and Collateral Agent and the Lenders are relying thereon, as follows:

i.

Except as expressly stated in this Agreement, neither Collateral Agent, the Lenders nor any agent, employee or representative of any of them has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Agreement.

ii.	Borrower has made such investigation of the facts pertaining to this Agreement and all of the matters appertaining thereto, as it deems necessary.

iii.	The terms of this Agreement are contractual and not a mere recital.

iv.	This Agreement has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Agreement is signed freely, and without duress, by Borrower.

v.

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Collateral Agent and the Lenders, defend and hold each harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

5.	To induce Collateral Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warrants to Collateral Agent and the Lenders as follows:

a.

Immediately after giving effect to this Agreement (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date) and (ii) no Event of Default has occurred and is continuing (other than the Existing Events of Default which are in the Forbearance Period);

b.	Borrower has the power and due authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

c.

The organizational documents of Borrower delivered to Collateral Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

d.

The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as modified by this Agreement, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

e.

The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as modified by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

f.

This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.

Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

7.

This Agreement shall be deemed effective as of the Forbearance Agreement Date upon (a) the due execution and delivery to Collateral Agent of this Agreement, (b) the transfer of Five Hundred Thousand Dollars ($500,000) by Borrower into a restricted account pledged to Collateral Agent as additional Collateral for the Obligations, and (c) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts with the Lenders.

8.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

9.	This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

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IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be executed as of the date first set forth above.

BORROWER:

AIRXPANDERS, INC.

By /s/Frank Grillo
Name: Frank Grillo
Title: President and CEO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H Featherly
Name: Colette H Featherly
Title: Senior Vice President